ANTEON INTERNATIONAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)

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                                                                               March 31, 2003              December 31, 2002
                                                                            ----------------------       ---------------------
                                                                                 (Unaudited)
ASSETS

    Cash and cash equivalents                                              $             9,408            $            4,266
    Accounts receivable, net                                                           186,703                       189,059
    Other current assets                                                                11,262                        15,071

    Property and equipment, net                                                          9,751                         9,992
    Goodwill, net                                                                      138,619                       138,619
    Intangible and other assets, net                                                     6,917                         7,685
                                                                            --------------------           -------------------
Total assets                                                               $           362,660            $          364,692
                                                                            ====================           ===================

LIABILITIES AND STOCKHOLDERS' EQUITY

    Accounts payable/accrued expenses and other current liabilities        $           113,474            $          116,007
    Indebtedness                                                                        97,752                       105,701
    Deferred Revenue                                                                     5,234                         5,701
    Other long-term liabilities                                                          7,638                         8,298
                                                                            --------------------           -------------------
Total liabilities                                                                  224,098                       235,707

Minority interest in subsidiaries                                                      168                           156
Stockholder's equity                                                               138,394                       128,829
                                                                            --------------------           -------------------
Total liabilities and stockholders' equity                                 $           362,660            $          364,692
                                                                            ====================           ===================
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